                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant  [x]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           SYNAGRO TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)



               -------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)     Title of each class of securities to which transaction applies:

           -----------------

    2)     Aggregate number of securities to which transaction applies:

           -----------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           -----------------

    4)     Proposed maximum aggregate value of transaction: $
                                                              -----------------
    5)     Total fee paid: $
                               ------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)    Amount Previously Paid:
                                  -----------------

    2)    Form, Schedule or Registration Statement No.:
                                                        ----------------

    3)    Filing Party:
                        ------------------

    4)    Date Filed:
                       ------------------

                           SYNAGRO TECHNOLOGIES, INC.
                             16000 STUEBNER AIRLINE
                                   SUITE 420
                              SPRING, TEXAS 77379

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 16, 1997

     Notice is hereby given that the annual meeting of the stockholders of Synagro Technologies, Inc.(the "Company") will be held at the Company's offices at 16000 Stuebner Airline, Suite 420, Spring, Texas 77379 on Monday, June 16, 1997, at 2:00 p.m., Houston time, for the following purposes:

          1. To elect a board of four directors to serve until the next annual meeting of stockholders or until their successors are elected and qualify; and

          2. To consider and act upon such other business as may properly be presented to the meeting.

     A record of stockholders has been taken as of the close of business on April 28, 1997, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting. A list of stockholders will be available at the offices of the Company commencing June 6, 1997, and may be inspected during normal business hours before the annual meeting.

     If you do not expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope which has been provided for your convenience. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.


                                           By Order of the Board of Directors



                                           DANIEL L. SHOOK
                                           Secretary


May 14, 1997

                           SYNAGRO TECHNOLOGIES, INC.
                             16000 STUEBNER AIRLINE
                                   SUITE 420
                              SPRING, TEXAS 77379

                                PROXY STATEMENT

     This Proxy Statement is being mailed to stockholders commencing on or about May 14, 1997, in connection with the solicitation by the board of directors of Synagro Technologies, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders to be held in Spring, Texas on June 16, 1997, and any adjournment thereof, for the purposes set forth in the accompanying notice. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of the proxies. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the annual meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy on which no direction is specified will be voted for the election of each of the directors nominated by the Company named herein, or otherwise in accordance with the judgment of the person specified thereon. A stockholder may revoke a proxy by delivering to the Company written notice of revocation, delivering to the Company a proxy signed on a later date or voting in person at the annual meeting.

     As of April 28, 1997, the record date for the determination of stockholders entitled to vote at the annual meeting, there were 7,673,505 shares of the common stock outstanding. Each share of common stock entitles the holder to one vote on all matters presented at the meeting.

                             ELECTION OF DIRECTORS

     At the meeting, four nominees are to be elected, each director to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the board of directors and, unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. Each of the nominees, except J. Mark Myers, has previously been elected by the stockholders. In April 1997, Dr. Myers was elected as a director of the Company by the remaining directors following the resignation of Tony D. Childers as a director of the Company in February 1997. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy, or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

     Certain information concerning the nominees is set forth below:

                                                                                        COMMON STOCK
                                                                                     BENEFICIALLY OWNED
                                                                                      APRIL 23, 1997(1)
                                                                                     ------------------
                                                                         DIRECTOR                 PERCENT
NAME                       POSITION                               AGE     SINCE     SHARES(2)     OF CLASS
----                       --------                               ---     -----     ---------     --------
Donald L. Thone     Director, chairman of the board, president     49      1993      563,296          7.1%
                    and chief executive officer
Daniel L. Shook     Director, vice president-finance, chief        43      1996       92,333          1.2%
                    financial officer, secretary and treasurer
Irwin I. Gelbart    Director                                       59      1991       16,667             *
J. Mark Myers       Director                                       48      1996        4,643             *

---------------
*  Less than 1% of outstanding shares.

(1) Each person has sole voting and investment power with respect to the shares listed, except as otherwise specified.

(2) Includes shares underlying outstanding stock options, as follows: Mr. Thone -246,296; Mr. Shook -83,333; and Mr. Gelbart - 16,667.

     Donald L. Thone has been president and chief executive officer of the Company since January, 1994. He was president of Organi-Gro, Inc., a subsidiary of the Company ("Organi-Gro"), from July, 1993 through November, 1994. Mr. Thone was a co-owner of Organi-Gro since its inception in 1990 until its acquisition by the Company in July 1993 as well as co-owner and president of Thone Brothers Trucking Inc., a transporter of biosolids and poultry waste primarily in the State of Arkansas, from 1984 until its acquisition by the Company and merger into CDR Environmental, Inc. ("CDR") in 1993. In addition, from 1983 to 1986 he was the owner and manager of River Valley Propane, Inc.

     Daniel L. Shook has been chief financial officer, treasurer and vice president-finance of the Company since January, 1996 and secretary since October, 1996. Mr. Shook was vice president-finance and chief financial officer of U.S. Zinc Corp., a multi-state manufacturer, from December, 1994 until January, 1996, and vice president-finance, chief financial officer and treasurer of Gundle Environmental Systems, Inc., a public company that manufacturers and installs liners at sanitary and hazardous landfills, from September, 1986 to December, 1994.

     Irwin I. Gelbart has been vice president of Fed Met Stainless & Alloys Corporation, a distributor of flat rolled stainless steel products and a subsidiary of Federal Industries, a publicly traded company based in Mississauga, Canada, since November, 1994. From April, 1991 to November,
1994, Mr. Gelbart was vice president and general manager of the Samuel Stainless Rolled Products Division of Samuel Whittar, Inc., a distributor and service center for flat rolled steel products. From 1987 to 1991, he served as general manager of ELG Haniel Trading Corporation, a distributer of flat rolled steel products in Inwood, New York. Mr. Gelbart founded and was president of GSI Trading Corporation (New York) and Stainless International, Inc. (Pennsylvania) from 1966 to 1987. He also founded, and is presently a director of, Dai Ichi Metal Co., Ltd., Hong King, which distributes flat rolled steel products to the People's Republic of China.

     J. Mark Myers, M.D., F.A.C.S., has been associated with Millard-Henry Clinic, P.A. in Russellville, Arkansas in the private practice of general surgery since 1981 and has been president of that clinic since 1995. From 1978 to 1981, Dr. Myers was associated with McPheeter's Clinic in Poplar Bluff, Missouri in the private practice of general surgery. Dr. Myers was chief of staff of St. Mary's Hospital in Russellville, Arkansas, from 1990 to 1992.

BOARD ACTIVITY, STRUCTURE AND COMPENSATION

     The Company's operations are managed under the broad supervision and direction of the board of directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1996, the board of directors convened on seven scheduled occasions. The board does not have standing audit, nomination or compensation committees or other committees performing similar functions. Stockholders who may wish to suggest individuals for possible future consideration for board positions should direct recommendations to the board of directors at the Company's principal offices. Each director attended at least 75% of all meetings of the board during the year.

     Previously, the Company granted each director options to purchase up to 133 shares of common stock of the Company for each board meeting attended by such director. In 1996, however, the Company canceled all options granted to directors for attending meetings and the Company does not plan to grant any options to directors in the future for attendance at board meetings. No other compensation has been paid to directors for attendance at board meetings except that Mr. Gelbart was granted 50,000 options in August 1996 for his past services as a director of the Company.

EXECUTIVE OFFICER TENURE

     The executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders.

MANAGEMENT STOCKHOLDINGS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock at April 23, 1997, by (i) all directors, (ii) the chief executive officer and other executive officers and (iii) all directors and executive officers as a group.

NAME OF PERSON                          NUMBER OF      PERCENT
OR IDENTITY OF GROUP                    SHARES(1)      OF CLASS
--------------------                    ---------      --------
Donald L. Thone                         563,296          7.1%
Daniel L. Shook                          92,333          1.2%
Irwin I. Gelbart                         16,667             *
J. Mark Myers                             4,643             *
All directors and executive officers    676,939(2)       8.4%
as a group (4 persons)

*Less than 1% of outstanding shares.

(1) Includes shares underlying outstanding stock options, as follows: Mr. Thone -246,296; Mr. Shook -83,333; and Mr. Gelbart- 16,667.

(2)  Includes (without duplication) all shares referred to above.

EMPLOYMENT AGREEMENTS

     Mr. Thone is employed by the Company under an agreement that provides for
(i) annual base salary of $150,000, with such upward adjustments as may be approved by the board of directors from time to time, and (ii) such bonus as may be approved by the board of directors and which, at Mr. Thone's election, may be paid in cash or shares of the Company's common stock to a Deferred Compensation Trust, or a combination thereof. The employment agreement expires in 2000 and is cancelable by the Company without further compensation before expiration of the primary term only for cause. Pursuant to the agreement, Mr. Thone received a ten year, nonqualified stock option to purchase up to 246,296 shares of the Company's common stock at an exercise price of $2.00 per share. The option has vested with respect to 179,629 shares, and the remaining 66,667 shares will vest on May 26, 1997.

     Mr. Shook is employed by the Company under an agreement that provides for
(i) annual base salary of $125,000, with such upward adjustments as may be approved by the board of directors from time to time, and (ii) such bonus as may be approved by the board of directors and which, at Mr. Shook's election, may be paid in cash or shares of the Company's common stock to a Deferred Compensation Trust, or a combination thereof. The employment agreement expires in 2001 and is cancelable by the Company without further compensation before the expiration of the primary term only for cause. Pursuant to the agreement, Mr. Shook has received a ten year, nonqualified option to purchase up to 125,000 shares of the Company's common stock at an exercise of $2.00 per share. The option has vested with respect to 83,333 shares, and the remaining 41,667 shares will vest on January 29, 1998.

VOTE REQUIRED FOR ELECTION

     The four nominees for election as directors at the annual meeting who receive the greatest number of votes cast for election by the holders of common stock of record shall be the duly elected directors upon completion of the vote tabulation at the annual meeting, provided a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting. Votes will be tabulated by Georgeson & Company, and the results will be certified by election inspectors who are required to resolve impartially any interpretive questions as to the conduct of the vote. Under applicable provisions of the Company's bylaws, any proxy containing an abstention from voting for any nominee will be sufficient to represent the shares at the meeting for purposes of determining whether a quorum is present but will count neither as a vote for nor against any nominee with respect to whom the holder has abstained from voting. In tabulating votes, a record will be made of the number of shares voted for each nominee, the number of shares with respect to which authority to vote for that nominee has been withheld, and the number of shares held of record by broker-dealers and present at the meeting but not voting.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's common stock at April 23, 1997, by each stockholder who is known by the Company to own beneficially more than 5% of the outstanding common stock.

NAME OF PERSON                               NUMBER OF               PERCENT
OR IDENTITY OF GROUP SHARES                   SHARES                OF CLASS
Kennedy Capital Management, Inc.             1,097,200                14.3%
425 North New Ballas Road
Suite 181
St. Louis, Missouri 63141

Donald L. Thone                                563,296(1)              7.3%
3811 South Arkansas Avenue
Russellville, Arkansas 72801

(1)  Includes currently exercisable options.


EXECUTIVE COMPENSATION

     The following table reflects all forms of compensation for services to the Company for the periods indicated of each individual who was (i) the chief executive officer at any time during the period or (ii) an executive officer at December 31, 1996 (collectively, the "Named Executives").

                                                SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                                     STOCK      ALL OTHER
                                                    ANNUAL COMPENSATION             RESTRICTED   OPTION AWARDS   COMPEN-
NAME AND PRINCIPAL POSITION         YEAR   SALARY            BONUS        OTHER        STOCK       (SHARES)      SATION
---------------------------         ----   ------            -----        -----        -----       --------      ------
Donald L. Thone                     1996    $150,000        $55,500        --          --           246,296(1)     --
  President and chief               1995    $128,846           --          --          --            --            --
  executive officer                 1994    $ 99,692           --          --          --            --            --

Daniel L. Shook (2)                 1996    $115,974        $45,500        --          --           125,000        --
 Vice president-finance,
  chief financial officer,
  secretary and treasurer


(1) On May 19, 1995, 246,296 options were granted to Mr. Thone. On August 19, 1996, all of those options were canceled and 246,296 options were reissued to Mr. Throne.

(2)  Commenced employment in January, 1996.

OPTION GRANTS

     The following table sets forth certain information with respect to stock options granted to the Named Executives during 1996 under the Company's Amended and Restated 1993 Stock Option Plan.

                                                                                 POTENTIAL REALIZABLE VALUE AT
                                                                                    ASSUMED ANNUAL RATES OF
                                                                                          STOCK PRICE
                                         INDIVIDUAL GRANTS                       APPRECIATION FOR OPTION TERM(1)
                                         PERCENT OF TOTAL                        -------------------------------
                                          OPTIONS GRANTED
                               OPTIONS     TO EMPLOYEES     EXERCISE   EXPIRATION
       NAME                    GRANTED        IN YEAR        PRICE        DATE           5%          10%
       ----                    -------        -------        -----        ----           --          ---
Donald L. Thone(2)(3)          246,296          41.6%         2.00        8/19/06        $0        $226,090
Daniel L. Shook(3)             125,000          21.1%         2.00        8/19/06        $0        $114,745



(1) Potential values stated are the result of using the Securities and Exchange Commission (the "Commission") method of calculations of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

(2) On May 19, 1995, 246,296 options were granted to Mr. Thone. On August 19, 1996, all of those options were canceled and 246,296 options were reissued to Mr. Thone.

(3) Unvested options will immediately vest upon a change of control of the Company, including acquisition by any person or group of persons of at least 25% of the common stock of the Company, a merger resulting in the existing stockholders of the Company owning less than 50% of the outstanding stock of the Company following the merger, termination of employment without cause and election by the stockholders of a director not nominated by a majority of the board.

OPTION REPRICINGS

     The following table sets forth certain information with respect to the cancellation during 1996 of stock options previously granted to the Named Executives.


                                                                                                                       LENGTH OF
                                                                                                                       ORIGINAL
                                                                                                                        OPTION
                                            NUMBER OF                              WEIGHTED                              TERM
                                             OPTIONS         MARKET PRICE          AVERAGE                             REMAINING
                                            CANCELLED         OF STOCK AT       EXERCISE PRICE                            ON
                                               AND              TIME OF           AT TIME OF       NEW EXERCISE         DATE OF
         NAME                DATE           REISSUED         CANCELLATION        CANCELLATION          PRICE         CANCELLATION
         ----                ----           ---------        ------------        ------------          -----         ------------
Donald L. Thone(1)          8/19/96           246,296           $1.125               $2.01             $2.00            9 years

(1) On May 19, 1995, 246,296 options were granted to Mr. Thone. On August 19, 1996, all of those options were canceled and 246,296 options were reissued to Mr. Thone.

OPTION EXERCISES AND YEAR-END VALUES

         The following table sets forth information with respect to the exercised and unexercised options to purchase shares of common stock for each of the Named Executives held by them at December 31, 1996. Of the Named Executives, none exercised stock options during 1996.

                                                                                            VALUE OF UNEXERCISED
                      SHARES                         NUMBER OF UNEXERCISED                      IN-THE-MONEY
                     ACQUIRED        VALUE               OPTIONS AT                              OPTIONS AT
                    ON EXERCISE    REALIZED           DECEMBER 31, 1996                     DECEMBER 31, 1996(1)
                    -----------    --------           -----------------                     --------------------
NAME                                            EXERCISABLE         UNEXERCISABLE        EXERCISABLE     UNEXERCISABLE
----                                            -----------         -------------        -----------     -------------
Donald L. Thone         -              -         164,197              82,099              $82,098           $41,049
Daniel L. Shook         -              -          41,667              83,333              $20,833           $41,666

(1) Represents the difference between the closing price for the common stock on the NASDAQ National Market on December 31, 1996 ($2.50 per share) and any lesser exercise price.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The board of directors does not have a standing compensation committee or other board committee performing similar functions. Mr. Gelbart, who is a director of the Company, and Mr. Tony D. Childers who was a director of the Company prior to his resignation in February 1997, and who was the President of Organi-Gro, Inc. ("Organi-Grow"), a subsidiary of the Company the assets of which were sold April 1, 1997, participated in deliberations of the board of directors concerning executive compensation.

CERTAIN TRANSACTIONS

     In March, 1996, the Company completed payment on the obligation to Mr. Thone on the $1,050,000 promissory note issued in connection with the July, 1993 acquisition of Organi-Gro.

     In October, 1996, the Company completed payment on the obligation to Childers Trucking, Inc., an affiliate of Mr. Childers, on the promissory note issued by the Company in connection with the acquisition of Childers Brothers Trucking, Inc.

     As of April, 1997, the Company had an aggregate of $1,330,000 of long term debt that is personally guaranteed by Mr. Thone, who is five percent or greater stockholder of the Company. The Company has agreed to use its best efforts to obtain the release of this personal guarantee.

     In December 1996, the Company determined to sell substantially all of the assets of Organi-Gro. Mr. Childers, the president of Organi-Gro and a director of the Company until his resignation in February 1997, purchased the assets of Organi-Gro on April 1, 1997 for consideration that included subordinated notes with a face value of approximately $1.5 million and the assumption of approximately $1,035,000 of debt together with other liabilities. The notes bear interest at 6% per annum and are payable in monthly installments totaling approximately $15,000. The balance of the notes is due in March, 2002.

     Notwithstanding any apparent (or actual) conflict of interest that may have existed with respect to any of the above financial arrangements, the board of directors is of the opinion that these arrangements are as favorable to the Company as any that could have been negotiated at arm's length with similar situated third parties under the same circumstances.

COMMON STOCK PERFORMANCE GRAPH


     The following graph illustrates the yearly percentage change in the cumulative total shareholder return on the Company's common stock, compared with the cumulative total return on (i) the Nasdaq (U.S. Companies) Stock Index (the "Nasdaq U.S. Index") and (ii) the Nasdaq (U.S. Sanitary Services Companies) Stock Index (the "Nasdaq U.S. Index"), for the five years ended December 31, 1996:



                              Year Ended December 31,
-----------------------------------------------------------------------------------------
                                           1991      1992    1993    1994    1995    1996
                                           ----      ----    ----    ----    ----    ----
Synagro Technologies, Inc.                  100       187     587     150      89     111
Nasdaq (U.S. Companies)                     100       116     134     131     185     227
Nasdaq (U.S. Sanitary Services Companies)   100        64      54      44      85     134


     In all cases, the cumulative total return assumes, as contemplated by Commission rules, that any cash dividends on the common stock of each entity included in the data presented above were reinvested in that security.

AUDITORS

     Arthur Andersen LLP (the "Auditor") is the independent auditor of the Company. While management anticipates that this relationship will continue to be maintained during 1997, no formal action is proposed to be taken at the annual meeting with respect to the continued employment of the Auditor inasmuch as no such action is legally required. Representatives of the Auditor plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

     Singer, Lewak, Greenbaum & Goldstein ("Singer Lewak") was the independent auditor of the Company for the fiscal year ended December 31, 1995. In 1996, the board of directors reviewed this relationship and decided not to reappoint Singer Lewak as its independent auditor. Following a subsequent solicitation of proposals from, and interviews with, several prospective auditing firms, the board of directors approved the appointment of Arthur Andersen LLP as the Company's independent auditor. Management has not advised Singer Lewak of any disagreements with that firm as to any material matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Singer Lewak's report on the financial statements for 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

LIMITATION ON INCORPORATION BY REFERENCE

     Notwithstanding any reference in prior or future filings of the Company with the Commission which purports to incorporate this proxy statement by reference into another filing, such incorporation does not include any material included herein under the captions"Other Information--Common Stock Performance Graph."

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Commission. With respect to the year ended December 31, 1996, the Company believes that all filing requirements applicable to the Company's executive officers, directors and 10% shareholders have been met.

OTHER MATTERS

     The annual report to stockholders covering the year ended December 31, 1996 either has been mailed to each stockholder entitled to vote at the annual meeting or accompanies this proxy statement.

     Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1998 annual meeting of stockholders is required to submit such proposal to the Company on or before January 7, 1998.

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, several regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

     The persons designated as proxies to vote shares at the meeting intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                        By Order of the Board of Directors


                                        DANIEL L. SHOOK,
                                        Secretary


May 14, 1997

                          SYNAGRO TECHNOLOGIES,, INC.

               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                        ANNUAL MEETING OF JUNE 16, 1997

     The undersigned stockholder of Synagro Technologies, Inc.(the "Company") hereby appoints Donald L. Thone and Daniel L. Shook, or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's offices at 16000 Stuebner Airline, Suite 420, Spring, Texas 77379 on Monday, June 16, 1997, at 2:00 p.m., Houston time, and at any adjournment of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

     The board of directors recommends a vote FOR the nominees and if no specification is made, the shares will be voted for such nominees.


                         (PLEASE SIGN ON REVERSE SIDE)

                            O FOLD AND DETACH HERE O

                          (CONTINUED FROM OTHER SIDE)


1.   [ ] For

     FOR the election (except as indicated below) as directors of Donald L. Thone, Daniel L. Shook, Irwin I. Gelbart and J. Mark Myers

INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW:

               -------------------------------------------------------------

     [ ] Withhold

     To withhold authority to vote on all nominees for directors listed.



2.             [ ] For             [ ] Against            [ ] Abstain

     In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement furnished herewith.


                                       Dated                            , 1997
                                             ---------------------------


                                       ----------------------------------------
                                       Stockholders Signature


                                       ----------------------------------------
                                       Stockholders Signature


Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.


                PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE

                            o FOLD AND DETACH HERE o








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